SECOND AMENDMENT TO LEASE

                      110 HARTWELL AVENUE, LEXINGTON, MA.
                     AT PREMISES ON PORTION OF FIRST FLOOR
                          LEASE DATED JANUARY 17, 1992
                      DATE OF AMENDMENT: DECEMBER 9, 1996
            LANDLORD: LEXINGTON BGK ASSOCIATES, LIMITED PARTNERSHIP
                         TENANT: MACROCHEM CORPORATION

Whereas pursuant to the Lease of January 17, 1992, as amended on December 21, 1993 (the "Lease"), the Landlord: Lexington BGK Associates, Limited Partnership and the Tenant: MacroChem Corporation desire to enter into this second amendment to the Lease;

NOW, THEREFORE, in consideration of the mutual promise herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Lease shall be further amended as follows:

1. Landlord and Tenant hereby incorporate all terms and provisions of the Lease herein as it is specifically set forth, except as said terms are modified herein. Any capitalized term not defined herein and defined in the Lease is used herein with the meaning set forth in the Lease.

2. Article II, INITIAL TERM shall be modified and amended to extend the expiration of the Lease term from February 28, 1997 to February 28, 2000.

3. Article III, RENT, Section 3.1 shall be modified and amended as follows. Basic Annual Rent shall be paid as follows:

March 1, 1997 - February 28, 2000 $17.55/rsf $14,567.96/Month $174,815.55/Yr.

Section 3.2 shall be modified and amended to reflect a Base Year for Real Estate Taxes of Fiscal Year 1997, with Tenant's prorated share of 18.89% (9,961 rsf as a percentage of 52,721 total building rentable area).

Section 3.3 shall be modified and amended to reflect a Base Year for Operation Expenses of the Calendar Year 1997, with Tenant's prorated share of 18.89% (9,961 rsf as a percentage of 52,721 total building rentable area).

4. Article III, RENT, shall be modified and amended as follows. "In addition to paying the Basic Annual Rent as specified in Section 3.1 hereof, Tenant shall pay an additional rent as determined below:

Where Tenant is not separately metered, Tenant shall be responsible for payment of electricity utilized in `lights and plugs' of the Demised Premises. Use will be calculated on a building standard rate per month and paid in addition to the Basic Annual Rent. Currently estimated at $1.00/rsf/yr, electricity costs for lights and plugs may be adjusted annually to reflect current market conditions and actual electric expenses."

Article XXI, LANDLORD IMPROVEMENTS, shall be modified and amended to include the following items of work to be performed at Landlord's expense:

          Replacement of the existing carpets,
          Replace and repair damaged baseboards and vinyl floor tiles, Replace and repair damaged window sills, Repaint existing space with new paint to match, Provide a sink for the existing lunch room, Replace water stained or otherwise damaged ceiling tiles.

Landlord improvements will comply with all federal, state and local codes, as applicable, and be consistent with building standards. All work will be completed in a timely and workmanlike fashion on or before February 28, 1997. Tenant will be responsible for the handling of its own possessions and equipment throughout any improvement work.

In all other respects, the Lease is hereby ratified, confirmed and approved.

In witness whereof, the parties hereto have executed this Second Amendment to Lease as of the date set forth above.

LANDLORD:                                         TENANT:

LEXINGTON BGK ASSOCIATES, L.P.                    MACROCHEM CORPORATION

BY: /s/ Cheryl S. Willoughby                      BY: /s/ Alvin J. Karloff

ITS:  Sr. Vice President                          ITS:  President & C.E.O.